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                                                                    EXHIBIT 23.3




                         CONSENT OF FINANCIAL ADVISOR
                         ----------------------------


     Adams, Harkness & Hill, Inc. hereby consents to the use of its name in the Joint Proxy Statement/Prospectus constituting part of the Registration Statement on Form S-4 of Whole Foods Market, Inc. and to the filing of the form of its opinion attached as Appendix C to such Joint Proxy Statement/Prospectus and relating to the fairness of the consideration to be paid in connection with the Merger described therein from a financial point of view. In giving such consent, we do not thereby admit and we hereby disclaim that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, and the rules and regulations of the Securities and Exchange Commission thereunder, nor do we thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

Dated: July 14, 1997                        ADAMS, HARKNESS & HILL, INC.




                                            By: /s/ Russell W. Landon
                                               --------------------------
                                                  Russell W. Landon
                                                  Senior Vice President